                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                           MicroStrategy Incorporated
                           --------------------------
             (Exact name of Registrant as specified in its charter)


               Delaware                                  51-0323571
               --------                                  ----------
       (State of incorporation                          (IRS Employer
           or organization)                          Identification No.)


                   1861 International Drive, McLean, VA 22102
                   ------------------------------------------
               (Address of principal executive offices) (Zip Code)


If this form relates to the               If this form relates to the
registration of a class of                registration of a class of securities
securities pursuant to Section 12(b)      pursuant to Section 12(g) of the
of the Exchange Act and is effective      Exchange Act and is effective pursuant
pursuant to General Instruction A.(c),    to General Instruction A.(d), please
please check the following box. [ ]       check the following box. [x]

Securities Act registration statement file number to which this form relates:
_______________
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:     None

     Title of Each Class                      Name of Each Exchange on Which
     to be so Registered                      Each Class is to be Registered
     -------------------                      ------------------------------



Securities to be registered pursuant to Section 12(g) of the Act:

                         7 1/2% Series A Unsecured Notes
                         -------------------------------
                                (Title of Class)


Indenture Amendment*

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Item 1:  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         The Registrant is issuing 7 1/2% Series A Unsecured Notes, up to an aggregate principal amount of $80,500,000, and bearing interest at a non-default rate of seven and one half percent (7 1/2%) per annum from the interest accrual commencement date of April 2, 2001 until maturity. The 7 1/2% Series A Unsecured Notes mature five (5) years from the initial issuance date and, at the Registrant's option, may be redeemed or converted into shares of the Registrant's class A common stock.

         A complete description of the 7 1/2% Series A Unsecured Notes, which are to be registered hereunder is contained in the Indenture, dated as of January 11, 2001, between the Registrant as Issuer and American Stock Transfer & Trust Company, Trustee, and the First Amendment to Indenture, dated as of June 18, 2002, filed as Exhibits T3C.1 and T3C.2, respectively, to the Registrant's Form T-3 (File No. 022-22591), filed on October 25, 2001 and amended on June 20, 2002 and incorporated by reference herein.

Item 2:  Exhibits.
         --------

         The following exhibits are filed herewith (or incorporated by reference as indicated below):

         3.1 Amended and Restated Certificate of Incorporation of the Company (Filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-49899) and incorporated by reference herein).

         3.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (Filed as Exhibit
                  3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 (File No. 000-24435) and incorporated by reference herein).

         3.3 Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (Filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File no. 000-24435) filed on June 19, 2000, and incorporated by reference herein).

         3.4 Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock. (Filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K
                  (File No. 000-24435) filed on June 18, 2001, and incorporated by reference herein).

         3.5 Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock (Filed as Exhibit 4.2 to the Registrant's Current Report on Form 8-K
                  (File No. 000-24435) filed on June 18, 2001, and incorporated by reference herein).

         3.6 Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock (Filed as Exhibit 4.3 to the Registrant's Current Report on Form 8-K

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                  (File No. 000-24435) filed on June 18, 2001, and
                  incorporated by reference herein).

         3.7 Bylaws of the Registrant (Filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-49899) and incorporated by reference herein).




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    MicroStrategy Incorporated

Date: June 21, 2002                 By:  /s/ Eric F. Brown
      ------------------                 -----------------------------------
                                         Eric F. Brown, President and Chief
                                         Financial Officer

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                                  EXHIBIT INDEX

         3.1 Amended and Restated Certificate of Incorporation of the Company (Filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-49899) and incorporated by reference herein).

         3.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (Filed as Exhibit
                  3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 (File No. 000-24435) and incorporated by reference herein).

         3.3 Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (Filed as Exhibit 3 to the Registrant's Current Report on Form 8-K (File No. 000-24435) filed on June 19, 2000, and incorporated by reference herein).

         3.4 Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock. (Filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K
                  (File No. 000-24435) filed on June 18, 2001, and incorporated by reference herein).

         3.5 Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock (Filed as Exhibit 4.2 to the Registrant's Current Report on Form 8-K
                  (File No. 000-24435) filed on June 18, 2001, and incorporated by reference herein).

         3.6 Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock (Filed as Exhibit 4.3 to the Registrant's Current Report on Form 8-K
                  (File No. 000-24435) filed on June 18, 2001, and incorporated by reference herein).

         3.7 Bylaws of the Registrant (Filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-49899) and incorporated by reference herein).

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                                Hale and Dorr LLP
                               COUNSELLORS AT LAW
                                www.haledorr.com
                  60 STATE STREET O BOSTON, MASSACHUSETTS 02109
                         617-526-6000 OFAX 617-526-5000



                                                          June 21, 2002

BY ELECTRONIC SUBMISSION
------------------------

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      MicroStrategy Incorporated
                  Registration Statement on Form 8-A
                  ----------------------------------

Ladies and Gentlemen:

         Submitted herewith by direct transmission to the Commission's EDGAR System is a Registration Statement on Form 8-A (the "Form 8-A Registration Statement") filed on behalf of MicroStrategy Incorporated (the "Company") covering the registration of the Company's Common Stock under Section 12(g) of the Securities Exchange Act of 1934.

         It is the Company's understanding that the Form 8-A Registration Statement be declared effective upon filing.

         Please contact the undersigned at 617-526-6000 with any questions or comments you may have regarding this filing.

                                                 Very truly yours,

                                                 /s/Patricia A. Whalen

                                                 Patricia A. Whalen

Enclosure